UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 26, 2017

AMERICAN MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35257	27-0855785
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2103 CityWest Blvd., Bldg. 4, Suite 800 Houston, Texas		77042
(Address of principal executive offices)		(Zip Code)

(346) 241-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2017, American Midstream Partners, LP (“AMID”) entered into Amendment No. 7 (the “LPA Amendment”) to its Fifth Amended and Restated Agreement of Limited Partnership (as amended, the “Partnership Agreement”), effective as of September 30, 2017. The LPA Amendment provides that, with respect to the Quarter (as defined in the Partnership Agreement) ended June 30, 2016 and for each Quarter thereafter through and including the Quarter ended September 30, 2017, the Series C Quarterly Distribution (as defined in the Partnership Agreement) on each outstanding Series C Preferred Unit (as defined in the Partnership Agreement) will be paid as either, in the discretion of the general partner of AMID: (i) a number of Series C PIK Units (as defined in the Partnership Agreement) equal to the Series C PIK Payment Amount (as defined in the Partnership Agreement) or (ii) an amount in cash equal to the Series C Distribution Rate (as defined in the Partnership Agreement). With respect to the Quarter ending December 31, 2017 and all quarters thereafter, the Series C Quarterly Distributions will be paid entirely in cash at the Series C Distribution Rate. The foregoing description of the LPA Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the LPA Amendment, which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amendment No. 7 to the Fifth Amended and Restated Agreement of Limited Partnership of American Midstream Partners, LP, dated October 26, 2017 and effective as of September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MIDSTREAM PARTNERS, LP

By:	AMERICAN MIDSTREAM GP, LLC
its General Partner

	By:	/s/ Eric Kalamaras
		Name:	Eric Kalamaras
		Title:	Senior Vice President and Chief Financial Officer

October 30, 2017

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